Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

To,
Lytus Technologies Holding Pvt Ltd
USA

We consent to the inclusion of our following reports Dated August 18, 2023, relating to financial statements of Lytus Technologies Holding Ptv. Ltd. (the “Company”) of Independent Registered Public Accounting Firm in this Amendment No. 6 of the Registration Statement to Lytus Technologies Holding PTV. Ltd. (the “Company”) as issued for April 01, 2022, to March 31, 2023 and the references to our firm in this regard in the form F-1 so being filed by the company.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: October 31, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York - 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi - 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com